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                                  EXHIBIT 21.1
                                  SUBSIDIARIES
                              TRAVELOCITY.COM INC.

TRAVELOCITY.COM INC. SUBSIDIARIES

Travelocity.com LP Sub (Delaware) (wholly-owned)
Travelocity.com LP (Delaware) (1%)

TRAVELOCITY.COM LP SUB SUBSIDIARIES

Travelocity.com LP (Delaware) (37%)





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